UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 7, 2007
GRANITE CONSTRUCTION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-12911	77-0239383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

(831) 724-1011
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On December 7, 2007 Granite Construction Incorporated (the “Company”) entered into Amendment No. 2 to its Credit Agreement dated June 24, 2005, among the Company, Bank of America, N.A., as Administrative Agent and the lenders party thereto. The purpose of the amendment was (1) to allow the Company additional flexibility with respect to investments in joint venture entities and certain subsidiaries, (2) increase the Company’s ability to incur additional indebtedness (including indebtedness to be incurred through the issuance of certain senior notes to institutional investors), (3) allow greater flexibility with respect to asset dispositions, (4) increase the Company’s ability to pay cash dividends and repurchase stock, and (5) lower the Company’s minimum consolidated tangible net worth covenant.
     The amendment is attached as Exhibit 10.1 hereto.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits. The following exhibit is attached hereto and furnished herewith:

Exhibit Number	Exhibit Title

10.1	Amendment No. 2 to the Credit Agreement dated June 24, 2005
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED
Date: February 1, 2008	By:	/s/ William E. Barton
William E. Barton
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Document

10.1	Amendment No. 2 to the Credit Agreement dated June 24, 2005

3